Exhibit 4.15

Date    21   December 2012

CAPITAL PRODUCT PARTNERS L.P.

as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

- and -

HSH NORDBANK AG

as Mandated Lead Arranger, Facility Agent and Security Trustee

- and -

HSH NORDBANK AG

as Bookrunner

- and -

HSH NORDBANK AG

as Swap Bank

- and -

DNB BANK ASA

as co-Arranger

FOURTH SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 19 March 2008

(as amended and supplemented by supplemental agreements

dated 2 October 2009, 30 June 2010 and 21 May 2012)

in respect of revolving credit and term loan facilities

of (originally) US$350,000,000 in aggregate

WATSON, FARLEY & WILLIAMS

Piraeus

INDEX

Clause		Page

1	INTERPRETATION	2

2	AGREEMENT OF THE CREDITOR PARTIES	4

3	CONDITIONS PRECEDENT	4

4	REPRESENTATIONS AND WARRANTIES	6

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	6

6	FURTHER ASSURANCES	8

7	PREPAYMENT AND EXPENSES	9

8	COMMUNICATIONS	9

9	SUPPLEMENTAL	9

10	LAW AND JURISDICTION	9

SCHEDULE LENDERS		10

EXECUTION PAGES		11

THIS FOURTH SUPPLEMENTAL AGREEMENT is made on        21      December 2012

BETWEEN

(1)	CAPITAL PRODUCT PARTNERS L.P. as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany as Mandated Lead Arranger;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany as Facility Agent;

(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Security Trustee;

(6)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Bookrunner;

(7)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103 Kiel, Germany as Swap Bank; and

(8)	DnB BANK ASA, acting through its office at 20 St. Dunstan’s Hill, London EC3R 8HY, England as Co-Arranger.

BACKGROUND

(A)

By a loan agreement dated 19 March 2008 (as amended and supplemented by supplemental agreements dated 2 October 2009, 30 June 2010 and 21 May 2012, the “Loan Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arranger, (iv) the Facility Agent, (v) the Security Trustee, (vi) the Bookrunner, (vii) the Swap Bank and (viii) the Co-Arranger, the Lenders agreed to make available to the Borrower revolving credit and term loan facilities in an amount of (originally) US$350,000,000 in aggregate of which the principal amount outstanding is, on the date of this Agreement, US$193,664,000 (the “Loan”).

(B)	The Borrower has requested that the Lenders agree to:

(i)

the release and discharge (the “Release”) of Achilleas Carriers Corp. (“Achilleas”) and Alexander The Great Carriers Corp. (“Alexander”) from all their obligations and liabilities under the Finance Documents to which each is a party and their substitution (the “Borrowers’ Substitution”) by Agamemnon Container Carrier Corp. (“Agamemnon”) and Archimidis Container Carrier Corp. (“Archimidis”) as guarantor for the obligations of the Borrower under the Loan Agreement and the Finance Documents (as defined in the Loan Agreement); and

(ii)

the substitution (the “Ship Substitution” and, together with the Borrowers’ Substitution, the “Substitution”) of m.t. “ACHILLEAS” (owned by Achilleas) and m.t. “ALEXANDER THE GREAT” (owned by Alexander) by two Super-post-Panamax container vessels named “AGAMEMNON” (“AGAMEMNON”) and “ARCHIMIDIS” (“ARCHIMIDIS”) and owned, respectively, by Agamemnon and Archimidis, each being one of the ships on which the Loan will be secured; and

(iii)

to exclude (the “Exclusion”) from the EBITDA (as defined in the Loan Agreement) shown in the quarterly management accounts of the Borrower in respect of the first four financial quarters ending after the date of the Substitution (for the avoidance of doubt, including the financial quarter in which the Substitution is reported) when calculating the ratio set out in clause 12.5(b) of the Loan Agreement any loss resulting from the Substitution which shall be treated as an extraordinary item.

(C)	This Agreement sets out the terms and conditions on which the Lenders agree to:

(i)	the Release;

(ii)	the Substitution;

(iii)	the Exclusion; and

(iv)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Agamemnon” means Agamemnon Container Carrier Corp., a corporation incorporated and existing in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia;

“Archimidis” means Archimidis Container Carrier Corp., a corporation incorporated and existing in Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia;

“AGAMEMNON” means the 2007-built Super-Post-Panamax container vessel of approximately 7,943 teus which is owned by Agamemnon and registered in its name under an Approved Flag in accordance with the laws of the applicable Approved Flag State with the name “AGAMEMNON”;

“ARCHIMIDIS” means the 2006-built Super-Post-Panamax container vessel of approximately 7,943 teus which is owned by Archimidis and registered in its name under an Approved Flag in accordance with the laws of the applicable Approved Flag State with the name “ARCHIMIDIS”;

“Effective Date” means the date on which the Facility Agent notifies the Borrower in writing that the Facility Agent is satisfied that the conditions precedent in Clause 3 have been met;

“New Approved Charter” means:

(a)

in the case of “AGAMEMNON”, a time charterparty dated 30 May 2012 entered into between Agamemnon as owner and the New Approved Charterer as charterer of that New Ship for a duration of 38 months (extendable by 22 months at the New Approved Charterer’s option) and for a gross daily hire rate of $34,000 (“New Approved Charter A”); and

(b)

in the case of “ARCHIMIDIS”, a time charterparty dated 30 May 2012 entered into between Archimidis as owner and the New Approved Charterer as charterer of that New Ship for a duration of 36 months (extendable by 24 months at the New Approved Charterer’s option) for a gross daily hire rate of $34,000 or, if the New Approved Charterer exercises its 12 month extension option, $32,500 (“New Approved Charter B”), and, in the plural, means both of them;

“New Approved Charterer” means A.P. Møller-Maersk A/S, a company incorporated in Denmark;

“New Charterparty Assignment” means, in relation to a New Ship, an assignment of the rights of the New Owner who is the owner of that New Ship under the New Approved Charter relative thereto executed or, as the context may require, to be executed by that New Owner in favour of the Security Trustee in such form as the Lenders may approve or require and, in the plural, means all of them;

“New Earnings Account” means, in respect of each New Owner, an account opened or to be opened in the name of that New Owner with the Facility Agent in Hamburg which is designated by the Facility Agent in writing as the Earnings Account for that New Owner for the purposes of the Loan Agreement and, in the plural, means both of them;

“New Earnings Account Pledge” means, in relation to each New Earnings Account, a deed of pledge in respect of that New Earnings Account in such form as the Lenders may approve or require and, in the plural, means both of them;

“New Finance Documents” means, together, the New Charter Assignments, the New Earnings Account Pledges, the New General Assignments, the New Guarantees, the New Manager’s Undertakings, and the New Mortgages and, in the singular, means any of them;

“New General Assignment” means, in relation to a New Ship, a first priority general assignment of the Earnings, Insurances and Requisition Compensation in respect of that New Ship executed or to be executed by New Owner which is the owner thereof in favour of the Security Trustee in such form as the Lenders may approve or require and, in the plural, means both of them;

“New Guarantee” means, in relation to each New Owner, the guarantee of the obligations of the Borrower under the Loan Agreement and the other Finance Documents executed or to be executed by that New Owner in favour of the Security Trustee in such form as the Lenders may approve or require and, in the plural, means both of them;

“New Manager’s Undertaking” means, in respect of each New Ship, a letter of undertaking executed or to be executed by the Approved Manager in favour of the Security Trustee in the terms required by the Lenders agreeing certain matters in relation to the Approved Manager serving as the commercial and technical manager of that New Ship, assigning, as co-assured, its rights and interests in that New Ship’s Insurances in favour of the Security Trustee and subordinating the rights of the Approved Manager against that New Ship and the relevant New Owner to the rights of the Lenders under the Finance Documents, in such form as the Lenders may approve or require and, in the plural, means all of them;

“New Mortgage” means, in the case of a New Ship, a first preferred Liberian mortgage on that New Ship executed or, as the case may be, to be executed by the New Owner which is the owner of that New Ship in favour of the Security Trustee, in such form as the Lenders may approve or require and, in the plural, means both of them;

“New Owner” means each of Agamemnon and Archimidis and, in the plural, means both of them;

“New Ship” means each of “AGAMEMNON” and “ARCHIMIDIS” and, in the plural, means both of them; and

“Relevant Amount” has the meaning given in clause 8.10 of the Loan Agreement.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Creditor Parties. The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement:

(a)	the Release;

(b)	the Substitution;

(c)	the Exclusion; and

(d)	the consequential amendments to the Loan Agreement and the other Finance Documents in relation to the Release, the Substitution and the Exclusion.

2.2

Agreement of the Creditor Parties.  The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2

Conditions precedent.   The conditions referred to in Clause 3.1 are that the Facility Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Facility Agent and its lawyers on or before the Effective Date:

(a)	evidence that the persons executing this Agreement on behalf of the Borrower are duly authorised to execute the same;

(b)

a certificate from an officer of each New Owner confirming the names of all its directors and shareholders and having attached thereto true and complete copies of its incorporation and constitutional documents;

(c)

true and complete copies of the resolutions passed at separate meetings of the directors and shareholders of each of the Borrower and each New Owner authorising and approving the execution by that New Owner of this Agreement or, as the case may be, the New Finance Documents to which that New Owner is a party and any other document or action to which each is or is to be a party and authorising its directors or other representatives to execute the same on its behalf;

(d)	the original of any power of attorney issued by each of the Borrower and each New Owner pursuant to such resolutions aforesaid;

(e)	evidence satisfactory to the Facility Agent that each New Owner is a direct or, as the case may be, indirect wholly owned subsidiary of the Borrower;

(f)	evidence that each New Earnings Account has been duly opened by the relevant New Owner with the Facility Agent;

(g)	evidence that each New Ship is:

(i)	registered in the name of the relevant New Owner under an Approved Flag; and

(ii)	insured in accordance with the relevant provisions of the Guarantee and all requirements thereof in respect of such insurances have been fulfilled;

(h)	each New Finance Document has been duly executed by the relevant New Owner together with evidence that:

(i)

all notices required to be served under the New Charterparty Assignment to which that New Owner is a party, the New General Assignment to which that New Owner is a party and the New Manager’s Undertakings have been served and acknowledged in the manner therein provided; and

(ii)	the New Mortgage relative to that New Owner has been duly registered against the relevant New Ship in accordance with the laws of the Approved Flag State; and

(iii)

save for the Security Interests created by or pursuant to each New Finance Document there are no Security Interests of any kind whatsoever on either New Ship or her Earnings, Insurances or Requisition Compensation;

(i)	documents establishing that each New Ship is managed by the Approved Manager on terms, in each case, acceptable to the Lenders;

(j)	copies of ISM DOC, SMC and the International Ship Security Certificate under the ISPS Code in respect of each New Ship;

(k)

at the cost of the Borrower, an insurance opinion from an independent insurance consultant acceptable to the Lenders on such matters relating to the insurance for each New Ship as the Facility Agent may require;

(l)

evidence satisfactory to the Facility Agent that the Borrower has credited to the Retention Account, on the date on which the Substitution is effected, the Relevant Amount in respect of the prepayment to be made in connection with the Substitution in accordance with Clause 7.1. The Facility Agent has conducted the calculation of that Relevant Amount by taking into account the valuations of the Ships and the New Ships dated 7, 18 and 19 December 2012, such valuations having been approved by the Lenders;

(m)	certified true copies of the New Approved Charters duly executed by the parties thereto;

(n)

such documentary evidence as the Facility Agent and its legal advisers may require in relation to the due authorisation and execution by the parties to each New Approved Charter and of all documents to be executed by the parties thereto under that New Approved Charter;

(o)	certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this

Agreement and the New Finance Documents (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lenders deem appropriate;

(p)	any documents required by any Lender in respect of either New Owner to satisfy that Lender’s “know your customer” requirements;

(q)

such legal opinions as the Lenders may require in respect of the matters contained in this Fourth Supplemental Agreement and the New Finance Documents including, but not limited to, matters relating to Marshall Islands law and Liberian law; and

(r)

evidence that the agent referred to in clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Fourth Supplemental Agreement and the New Finance Documents.

4	REPRESENTATIONS AND WARRANTIES

4.1

Repetition of Loan Agreement representations and warranties.  The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.

4.2

Repetition of Finance Document representations and warranties.  The Borrower and each of the other Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Agreement.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the New Effective Date the Loan Agreement shall be amended as follows:

(a)	by adding in clause 1.1 thereof the definitions of “AGAMEMNON”, “ARCHIMIDIS” and “New Approved Charterer” as set out in clause 1.1 hereof;

(b)	by adding the following new definitions in clause 1.1 thereof:

““New Approved Charter” means:

(a)

in the case of “AGAMEMNON”, a time charterparty dated 30 May 2012 entered into between Agamemnon as owner and the New Approved Charterer as charterer of that Ship for a duration of 38 months (extendable by 22 months at the New Approved Charterer’s option) and for a gross daily hire rate of $34,000 (“New Approved Charter A”); and

(b)

in the case of “ARCHIMIDIS”, a time charterparty dated 30 May 2012 entered into between Archimidis as owner and the New Approved Charterer as charterer of that Ship for a duration of 36 months (extendable by 24 months at the New Approved Charterer’s option) for a gross daily hire rate of $34,000 or, if the New Approved Charterer exercises its 12 month extension option, $32,500 (“New Approved Charter B”), and, in the plural, means both of them;

“Fourth Supplemental Agreement” means the fourth supplemental agreement to this Agreement and the other Finance Documents dated December            2012 entered into

between (i) the Borrower, (ii) the Existing Owners, (iii) the Additional Ship Owners, (iv) the Lenders, (v) the Mandated Lead Arranger, (vi) the Facility Agent, (vii) the Security Trustee, (viii) the Bookrunner, (ix) the Swap Bank and (x) the Co-Arranger; and

“Substitution” has the meaning given in the Fourth Supplemental Agreement;”;

(c)	by substituting the definitions of “Approved Broker”, “Existing Owners” and “Existing Ships” in clause 1.1 thereof with the following new definitions:

““Approved Broker” means:

(a)	in the case of container vessels, Arrow Valuations (London), H. Clarkson & Co. Ltd., Barry Rogliano Sales, Maersk Brokers K/S, Howe Robinson & Co. Ltd. Shipbrokers and SSY Valuation Services Ltd.; and

(b)	in the case of tanker vessels, Arrow Valuations (London), Barry Rogliano Sales, Fearnleys A/S, H. Clarkson & Co. Ltd., Pareto Shipbrokers A/S and R.S. Platou A.S. and SSY Valuation Services Ltd.;

“Existing Owners” means, together:

(a)	Agamemnon Container Carrier Corp. (“Agamemnon”);

(b)	Archimidis Container Carrier Corp. (“Archimidis”);

(c)	Baymont Enterprises Incorporated (“Baymont”); and

(d)	Epicurus Shipping Company (“Epicurus”),

each a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company House, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands or, in the case of Baymont, under the laws of Liberia, whose registered office is at 80 Broad Street, Monrovia, and, in the singular, means any of them;

“Existing Ships” means, together, “AGAMEMNON”, “AMORE MIO II”, “ARCHIMIDIS” and “EL PIPILA” and, in the singular, means any of them.”;

(d)	by adding the words “or a container vessel built in or after 2006” after the words “after 2002” in the first line of the definition of “Additional Ship Requirements” in clause 1.1 thereof;

(e)

by adding the words “(which in the case of each of the first four financial quarters ending after the date of the Substitution (for the avoidance of doubt, including the financial quarter in which the Substitution is reported) shall include, without limitation, any loss resulting from the Substitution)” after the words “extraordinary item” in the second line of the definition of “EBITDA” in clause 1.1 thereof;

(f)	by adding the words “or a container” after the words “a tanker” in the fourth line of clause 4.2(c)(ii) thereof;

(g)	by adding the following new sub-paragraph (q) in clause 19.1 thereof:

“(q)

either New Approved Charter is terminated or rescinded prior to its contractual termination date or for any reason ceases to remain in full force and effect prior to its contractual termination date unless that New Approved Charter is replaced within 60 days by another time charter with a charterer and in form and terms acceptable to the Facility Agent (such acceptance not to be unreasonably withheld and shall be granted if, in the reasonable opinion of the Facility Agent, the entry into the relevant substitute charter shall not adversely affect the Borrower's ability to meet its obligations under this Agreement and the other Finance Documents)”;

(h)

by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement as the same is amended and supplemented by this Agreement and as the same may from time to time be further supplemented and/or amended”; and

(i)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

5.2

Amendments to Finance Documents.  With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)

the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)

by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s and each Security Party’s obligation to execute further documents etc. The Borrower and each Security Party shall:

(a)

execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Facility Agent may, by notice to the Borrower, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)

validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3

Terms of further assurances.  The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	PREPAYMENT AND EXPENSES

7.1

Prepayment. The Relevant Amount in respect of the Substitution shall be made available to the Borrower for re-borrowing pursuant to the Loan Agreement (including, without limitation, clauses 2.3(a) and 8.13(b) thereof) on 31 December 2012.

7.2	Expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1

General.  The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law.

10.2

Incorporation of the Loan Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE

LENDERS

Lender	Lending Office

HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax No: +49 40 33 33 6 15150

Alpha Bank A.E.	Akti Miaouli 89 185 38 Piraeus Greece Fax No: +30 210 429 0348

DNB Bank ASA	20 St. Dunstan’s Hill London EC3R 8HY England Fax No: 0044 207 626 5956

National Bank of Greece S.A.	Bouboulinas 2 & Akti Miaouli 185 35 Piraeus Fax No: +30 210 414 4120

Piraeus Bank A.E.	47-49 Akti Miaouli 185 36 Piraeus Fax No: +30 210 429 2669

EXECUTION PAGES

BORROWER

SIGNED by Valasia Gkigkilini	)
for and on behalf of	)	/s/ Valasia Gkigkilini
CAPITAL PRODUCT PARTNERS L.P.	)

LENDERS

SIGNED by Vivian Erica Lacombe	)
for and on behalf of	)	/s/ Vivian Erica Lacombe
HSH NORDBANK AG	)

SIGNED by K.N. Sotiriou/C.G. Aroni	)
for and on behalf of	)	/s/ K.N. Sotiriou/ /s/C.G. Aroni
ALPHA BANK A.E.	)

SIGNED by Vivian Erica Lacombe	)
for and on behalf of	)	/s/ Vivian Erica Lacombe
DNB BANK ASA	)

SIGNED by Konstantinos Simos/Panagiotis Florakis )
for and on behalf of	)	/s/Konstantinos Simos
NATIONAL BANK OF GREECE S.A.	)	/s/Panagiotis Florakis

SIGNED by Maria Yeuryi/Jason Dallas	)
for and on behalf of	)	/s/ Maria Yeuryi/ /s/Jason Dallas
PIRAEUS BANK A.E.	)

SWAP BANK

SIGNED by Vivian Erica Lacombe	)
for and on behalf of	)	/s/ Vivian Erica Lacombe
HSH NORDBANK AG	)

BOOKRUNNER

SIGNED by Vivian Erica Lacombe	)
for and on behalf of	)	/s/ Vivian Erica Lacombe
HSH NORDBANK AG	)

MANDATED LEAD ARRANGER

SIGNED by Vivian Erica Lacombe	)
for and on behalf of	)	/s/ Vivian Erica Lacombe
HSH NORDBANK AG	)

CO-ARRANGER

SIGNED by Vivian Erica Lacombe	)
for and on behalf of	)	/s/ Vivian Erica Lacombe
DNB BANK ASA	)

FACILITY AGENT

SIGNED by Vivian Erica Lacombe	)
for and on behalf of	)	/s/ Vivian Erica Lacombe
HSH NORDBANK AG	)

SECURITY TRUSTEE

SIGNED by Vivian Erica Lacombe	)
for and on behalf of	)	/s/ Vivian Erica Lacombe
HSH NORDBANK AG	)

Witness to all the	)
above signatures	)	/s/ Christofors Bismpikos

Name: Christoforos Bismpikos, Solicitor

Address: Watson, Farley & Williams, 89 Akti Miaouli, Piraeus 18538 – Greece

COUNTERSIGNED this day      21       of December 2012 for and on behalf of the following Security Parties each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Agreement, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and the other Finance Documents.

/s/ Evangelos Bairactaris	/s/ Evangelos Bairactaris
Evangelos Bairactaris	Evangelos Bairactaris
for and on behalf of	for and on behalf of
WIND DANCER SHIPPING INC.	BELERION MARITIME CO.

/s/ Evangelos Bairactaris	/s/ Evangelos Bairactaris
Evangelos Bairactaris	Evangelos Bairactaris
for and on behalf of	for and on behalf of
EPICURUS SHIPPING COMPANY	AIAS CARRIERS CORP.

/s/ Evangelos Bairactaris	/s/ Evangelos Bairactaris
Evangelos Bairactaris	Evangelos Bairactaris
for and on behalf of	for and on behalf of
MILTIADIS MII CARRIERS CORP.	BAYMONT ENTERPRISES INCORPORATED